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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 7, 1999, (except for paragraph 4 of footnote 1, as to which the date is June 18, 1999) in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-71031) and related Prospectus of Nichols TXEN Corporation for the registration of 2,625,000 shares of its common stock.


                                        /s/ Ernst & Young LLP


Birmingham, Alabama
July 9, 1999